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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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
Name of Subsidiary                                                                            State of Incorporation
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
Acumed Pharmaceuticals, Inc.................................................................         Delaware
Ara Pharmaceuticals, Inc....................................................................         Delaware
Boston Life Sciences International, Inc.....................................................         Delaware
Coda Pharmaceuticals, Inc...................................................................         Delaware
Neurobiologics, Inc.........................................................................         Delaware
ProCell Pharmaceuticals, Inc................................................................         Delaware
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